U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report
July 25, 2007

Commission File No. 0-17462

INSTAPAY SYSTEMS, INC
(Exact name of small business issuer as specified in its charter)

UTAH	87-0404991
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

236 THIRD AVE- SUITE A, CHULA VISTA, CA 91910
(Address of principal executive offices)

(714)580-7469
 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure.

The company is presently party to a litigation involving a prior director of the company. It is unknown as to what the final outcome of this litigation will be. It could result in the company’s favor or at worst it could result in the prior director’s favor resulting in a financial burden to the company. As additional information is available it will be provided on future 8-K filings.

Item 8.01 OTHER EVENTS

Effective immediately the company’s address for communication and mail shall be 236 Third Ave-Suite A, Chula Vista, CA 91910. The prior address of 14284 Point Reyes ST., Fontana, CA 92336 will no longer be used as it was the address of a director. The company’s fax numbers shall be 714-536-3169 or 619-425-2120. For phone communication or voice mails, the following number shall be effective immediately 714-580-7469, which is currently the voice mail number for the board director R.B.Harris.

The company is currently in negotiations with individuals interested in both assuming the operations of the company, as well as bringing potential business opportunities to the company. The company has been in a dormant state since the cancellation of the Kryptosima business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTAPAY SYSTEMS, INC.

( Registrant )

Date: July 25, 2007

By:	/s/ R.B.Harris
R.B.Harris,
Director Chair, Interim President/CEO

By:	/s/ FRANK DESANTIS
Frank DeSantis
Director,Vice President

By:	/s/ Song Liping
Song Liping
Director, International Advisor

By:	/s/ Aubrye A. Harris
Aubrye A. Harris
Director, Secretary